Exhibit 3.46

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – LAKEHURST BRITTON, LLC”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 2009, AT 6:36 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
4762117 8100	AUTHENTICATION:	7685928
091080520	DATE:	12 – 09 – 09
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

WELLS REIT II – LAKEHURST BRITTON, LLC

The undersigned, in order to form Wells REIT II – Lakehurst Britton, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

Wells REIT II – Lakehurst Britton, LLC

2.         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 8, 2009.

/s/ Phyllis B. Kaplan
Phyllis B. Kaplan Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:44 PM 12/08/2009 FILED 06:36 PM 12/08/2009 SRV 091080520 - 4762117 FILE